SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-NWH INC.
          MJG ASSOCIATES, INC.
              GABELLI INTERNATIONAL LTD
                       4/19/06              800-           13.9000
                       4/18/06              500-           13.7700
                       4/17/06              200-           13.7500
          GAMCO ASSET MANAGEMENT INC.
                       4/19/06            1,200-           13.9000
                       4/17/06            1,500-           13.7398
                       4/05/06            1,300            13.7170
                       4/04/06            1,000-           13.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.